Exhibit 10.9

CONCEPTUS, INC.

2010 EQUITY INCENTIVE AWARD PLAN

STOCK APPRECIATION RIGHTS GRANT NOTICE

AND

STOCK APPRECIATION RIGHTS AGREEMENT

Section 1: Notice of Grant

Effective as of the Grant Date set forth below, Conceptus, Inc. (the “Company”) grants you, the Participant set forth below (the “Participant”), an award of Stock Appreciation Rights (“SARs”) under the Company’s 2010 Equity Incentive Award Plan, as amended from time to time (the “Plan”). The SARs are subject to the terms and conditions of this Grant Notice, the Plan and the Stock Appreciation Right Agreement attached hereto as Appendix A (the “Agreement”), each of which is incorporated herein by reference. Subject to the remaining terms of this Agreement and of the Plan, the principal features of this award are as follows:

Participant:	%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-%

Grant Date:	%%OPTION_DATE,’Month DD, YYYY’%-%

Option Number:	%%OPTION_NUMBER%-%

Number of Shares of Stock subject to the SAR:	%%TOTAL_SHARES_GRANTED%-%

Exercise Price per Share:	%%OPTION_PRICE%-%

Vesting Commencement Date:	%%VEST_BASE_DATE,’Month DD, YYYY’%-%

Vesting of the SAR: The SAR will vest according to the following schedule (the “Vesting Schedule”)

Shares	Vest Type	Full Vest	Expiration
%%SHARES_PERIOD1%-%	%%VEST_TYPE_PERIOD1%-%	%%VEST_DATE_PERIOD1’	Month DD, YYYY’%-%
%%EXPIRE_DATE_PERIOD1’Month DD, YYYY’%-%

%%SHARES_PERIOD2%-%	%%VEST_TYPE_PERIOD2%-%	%%VEST_DATE_PERIOD2’	Month DD, YYYY’%-%
%%EXPIRE_DATE_PERIOD2’Month DD, YYYY’%-%

%%SHARES_PERIOD3%-%	%%VEST_TYPE_PERIOD3%-%	%%VEST_DATE_PERIOD3’	Month DD, YYYY’%-%
%%EXPIRE_DATE_PERIOD3’Month DD, YYYY’%-%

%%SHARES_PERIOD4%-%	%%VEST_TYPE_PERIOD4%-%	%%VEST_DATE_PERIOD4’	Month DD, YYYY’%-%
%%EXPIRE_DATE_PERIOD4’Month DD, YYYY’%-%

%%SHARES_PERIOD5%-%	%%VEST_TYPE_PERIOD5%-%	%%VEST_DATE_PERIOD5’	Month DD, YYYY’%-%
%%EXPIRE_DATE_PERIOD5’Month DD, YYYY’%-%

%%SHARES_PERIOD6%-%	%%VEST_TYPE_PERIOD6%-%	%%VEST_DATE_PERIOD6’	Month DD, YYYY’%-%
%%EXPIRE_DATE_PERIOD6’Month DD, YYYY’%-%

%%SHARES_PERIOD7%-%	%%VEST_TYPE_PERIOD7%-%	%%VEST_DATE_PERIOD7’	Month DD, YYYY’%-%
%%EXPIRE_DATE_PERIOD7’Month DD, YYYY’%-%

%%SHARES_PERIOD8%-%	%%VEST_TYPE_PERIOD8%-%	%%VEST_DATE_PERIOD8’	Month DD, YYYY’%-%
%%EXPIRE_DATE_PERIOD8’Month DD, YYYY’%-%

Section 2: Miscellaneous

By your acceptance online, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice and make the following representation: “I have reviewed the Agreement, the Plan and this Grant Notice in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understand all provisions of this Grant Notice, the Agreement and the Plan. I hereby agree to accept as final, binding, and conclusive all decisions or interpretations of the Committee of the Plan upon any questions arising under the Plan, this Grant Notice or the Agreement. I acknowledge and agree that the Plan, this Grant Notice and the Agreement set forth the entire understanding between me and the Company regarding the acquisition or issuance of stock in the Company and supersedes all prior oral and written agreements regarding the acquisition or issuance of stock in the Company with the exception of equity awards previously granted and delivered to me under the Plan and the Company’s 2001 Equity Incentive Plan, as amended.”

APPENDIX A

STOCK APPRECIATION RIGHTS AGREEMENT

1. Grant. The Company hereby grants to the Participant under the Plan an award of Stock Appreciation Rights (“SARs”) over that number of shares of Stock set forth on the Grant Notice to which this Appendix is attached (the “Grant Notice”) subject to all of the terms and conditions in the Grant Notice, this Agreement and the Plan.

2. Plan Governs. The SARs are granted pursuant to, and the terms of this Agreement are subject to, all terms and provisions of the Plan, including without limitation Article 7 of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

3. Company’s Obligation to Pay. Each SAR has a value equal to the difference between the Fair Market Value of a share of Stock and the Exercise Price per share of Stock (set forth on the first page of this Agreement) on the date the SAR is exercised. Unless and until the SARs will have vested in the manner set forth in paragraph 4 and are exercised in accordance with paragraph 6, the Participant will have no right to payment of the SARs. Prior to exercise of any vested SARs, such SARs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

4. Vesting Schedule. Subject to paragraph 5, the SARs awarded by this Agreement will vest in the Participant according to the Vesting Schedule set forth on the Grant Notice, subject to the Participant’s continuing service to the Company as an Employee, Consultant and/or Director through such vesting period(s) or date(s).

5. Exercise and Term.

(a) The SARs may be exercised by the Participant (or in the event of the Participant’s death by the Participant’s estate) during its term only to the extent vested. Any portion of the SARs in which the Participant is vested shall be exercisable until the earlier of the following (the “Expiration Date”):

(i) Twelve (12) months following the date of the Participant’s termination of employment or service, by reason of death or as a result of total and permanent disability as defined in Section 22(e)(3) of the Code;

(ii) Ninety (90) days following the date of the Participant’s termination of employment or service for any reason other than death or as a result of total and permanent disability as defined in Section 22(e)(3) of the Code; or

(iii) the seventh anniversary of the Grant Date, set forth on the first page of this Agreement.

(b) Any exercisable portion of the SARs may be exercised in whole or in part at any time prior to the time when the SARs becomes unexercisable under Section 5(a).

(c) Any vested SARs or portion of SARs not exercised prior to its Expiration Date will be forfeited and will terminate.

(d) A vested SARs or portion of SARs may be exercised online or by completing a Stock Appreciation Right Exercise Notice in the form attached hereto as Exhibit A and returning it to the Stock Administration department prior to the Expiration Date set forth in the Grant Notice. The SARs may not be exercised more than once with respect to any share of Stock related thereto.

6. Payment.

(a) The Company will settle the exercise of all or any portion of the SARs in whole shares of Stock, within ten (10) days following such exercise.

(b) To the extent determined appropriate by the Company, any federal, state and local withholding taxes with respect to such exercise will be paid by reducing the amount of cash or the number of shares of Stock actually paid to the Participant.

7. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock deliverable upon exercise of the SARs unless and until certificates representing such shares of Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant.

8. No Effect on Employment. This Agreement is not an employment contract, and nothing herein shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue in the service of the Company, or of the Company to continue the Participant’s service with the Company. The Participant’s employment with the Company and its Subsidiaries is on an at-will basis only. The Company or the Subsidiary employing the Participant (as the case may be) will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without good cause.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 331 East Evelyn Avenue, Mountain View, California 94041, Attn: Greg Lichtwardt, or at such other address as the Company may hereafter designate in writing. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to the Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Participant at the last address reflected on the Company’s records for Participant.

10. Grant is Not Transferable. Except to the limited extent provided in paragraph 5, this grant and the rights and privileges conferred hereby, including without limitation the shares of Stock issuable upon exercise of the SARs, will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process until, with respect to whole shares of Stock issuable following the exercise of the SARs, such shares of Stock are issued pursuant to paragraph 6 above. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the shares of Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares of Stock to the Participant (or Participant’s estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not the SARs or any portion thereof has vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

14. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

15. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

EXHIBIT A

CONCEPTUS, INC.

2010 EQUITY INCENTIVE AWARD PLAN

STOCK APPRECIATION RIGHT EXERCISE NOTICE

Conceptus, Inc.

331 East Evelyn Avenue

Mountain View, CA 94041

Attention:

Effective as of today,                     , the undersigned Participant hereby elects to exercise Participant’s vested Stock Appreciation Right with respect to                      shares of Common Stock pursuant to the Conceptus, Inc. 2010 Equity Incentive Award Plan and the Stock Appreciation Right Agreement dated                     .

Participant acknowledges that prior to this exercise being effective, Participant must make arrangements satisfactory to the Company for any legally required withholding obligations and that payment for the Stock Appreciation Right will be made in accordance with the terms set forth in the Stock Appreciation Right Agreement and the Plan.

Submitted by:

PARTICIPANT:

Address: